UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2026

Clean Energy Technologies, Inc.

(Exact name of registrant as specified in its charter)

001-41654	20-2675800
(Commission File Number)	(IRS Employer Identification Number)

1340 Reynolds Avenue, Unit 120 Irvine, CA	92614
(Address of Principal Executive Offices)	(Zip Code)

(949) 273-4990

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	CETY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective November 4, 2026, Clean Energy Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “FuFront SPA”) with FuFront AI Pte. Ltd., a Singapore exempt company (“FuFront”), pursuant to which the Company sold, and FuFront purchased, a convertible promissory note in the principal amount of $2,000,000 (the “FuFront Note”) for a purchase price of $2,000,000 (the “FuFront Transaction”).

The FuFront Transaction was funded by FuFront and closed on November 4, 2026, and pursuant to the FuFront SPA, the Company received funding of $2,000,000, and the FuFront Note was issued to FuFront.

The FuFront SPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The FuFront SPA requires any dispute relating to the FuFront SPA and FuFront Note be arbitrated in Nevada. The FuFront Note matures on October 3, 2027, accrues interest at 12% per annum, and is convertible 6 months after issuance into shares of the Company’s common stock at the election of the holder at a conversion price equal to equal to 85% of the lowest traded price during the ten trading days prior to the conversion date; provided, however, that the holder may not convert the FuFront Note (i) to the extent that such conversion would result in the holder’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s issued and outstanding common stock, or (ii) when the shareholder approval required by Nasdaq Rule 5635(d) has not been obtained and conversion would result in more than 2,432,004 shares of Company common stock being issued in the aggregate. Additionally, the holder of the FuFront Note is entitled to deduct $1,750 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion.

The foregoing descriptions of the FuFront SPA and FuFront Note do not purport to be complete and are qualified in their entirety by reference to the full text of those agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 3.02. The FuFront Note was sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the issuance did not involve a public offering.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated October 3, 2026, entered into between the Company and FuFront AI Pte. Ltd. *

10.2	Promissory Note, dated October 3, 2026, issued by the Company to FuFront AI Pte. Ltd. *

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

CLEAN ENERGY TECHNOLOGIES, INC.

Dated: November 6, 2026	By:	/s/ Kambiz Mahdi
Kambiz Mahdi
Chief Executive Officer